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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 1999, except as to note 5 which is as of April 19, 1999, note 11 which is as of August 13, 1999 and the pooling of interests with Qualix Group, Inc. which is as of November 30, 1999 relating to the financial statements and financial statement schedule of Legato Systems, Inc. which appear in Legato Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.






/s/ PricewaterhouseCoopers LLP




San Jose, California
January 28, 2000